SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 29, 1996



                           CENTRAL MAINE POWER COMPANY
             (Exact name of registrant as specified in its charter)




        Maine                      1-5139                01-0042740
(State of Incorporation)         (Commission             (IRS Employer
                                 File Number)            Identification Number)




                      83 Edison Drive, Augusta, Maine 04336
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (207) 623-3521



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Item 1 through Item 4.  Not applicable.

Item 5.  Other Events.

     Return of Maine Yankee Plant to service. As previously reported, on July 20, 1996, Maine Yankee Atomic Power Company ("Maine Yankee"), of which the Company is a 38-percent owner, took its nuclear generating plant at Wiscasset, Maine (the "Plant") off-line to upgrade the Plant's primary component cooling system, and on August 18, while in the process of restarting the Plant, elected to complete a review of its electrical circuitry testing procedures pursuant to a March 1996 Nuclear Regulatory Commission ("NRC") generic letter to nuclear plant licensees. A failed test in a pump auto-start circuit prompted further testing and extended the Plant outage.

     On August 29, 1996, Maine Yankee commenced the process of returning the Plant to service and on September 3 the Plant attained the 90-percent level at which it had been operating prior to the outage. During the outage the Company incurred incremental replacement-power costs of approximately $6 million. Maine Yankee has informed the Company that it is still unable to predict when or if the NRC will permit the Plant to operate at full power operation or the results of the previously-reported NRC investigations of Maine Yankee.

Item 6 through 8.  Not applicable.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CENTRAL MAINE POWER COMPANY



                                  By: ___________________________________
                                      D. E. Marsh
                                      Vice President, Corporate Services,
                                      Treasurer, and Chief Financial
                                      Officer

Dated:  September 6, 1996